OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                                     May 31, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  RE:      LIGHT SAVERS U.S.A., INC. -
                           REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Light Savers U.S.A., Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 3,125,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"). Of the Shares, (i) 2,500,000 were issued by the Company in connection witht the acquisition of the assets of a subsidiary of the Company, (ii) 500,000 were issued by the Company pursuant to a private placement offering completed in April 1996 and (iii) 125,000 will be issued by the Company upon exercise of warrants issued in connection with the Company's initial public offering consummated in January 1994 (the "Warrants").

         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

Securities and Exchange Commission
May 31, 1996
Page -2-


         Based upon the foregoing, we are of the opinion that the Shares have been, or when issued will be, duly and validly issued, and are, or will be upon payment of the exercise price for the Warrants, fully paid and non-assessable.

         We consent to the reference to this firm under the caption "Legal Matters" in the Prospectus.


                                      Very truly yours,



                                  /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                  ------------------------------------------
                                      OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP